UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

IGNYTE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39951	85-2448157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Fifth Avenue, 4th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	IGNYU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	IGNY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	IGNYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Ignyte Acquisition Corp., a Delaware corporation (the “Company”), filed with the U.S. Securities and Exchange Commission on October 27, 2022 (the “Original Form 8-K”). The Original Form 8-K, among other things, reported the final voting results of the Company’s special meeting of stockholders held on October 25, 2022 (the “Special Meeting”). The sole purpose of this Amendment is to correct the number of votes disclosed in Item 5.07 of the Original Form 8-K due to an administrative error. No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 25, 2022, the Company held a special meeting in lieu of the 2022 annual meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of 5,684,349 (78.0%) of the Company’s issued and outstanding shares of common stock held of record as of September 29, 2022, the record date for the Special Meeting, were present either in person (including by virtual presence online at the Special Meeting) or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Special Meeting, each of which was approved and is described in more detail in the Company’s definitive proxy statement (the “Definitive Proxy Statement”) filed with the Securities and Exchange commission (the “SEC”) on October 7, 2022. The final vote tabulation for each proposal is set forth below.

1.

Business Combination Proposal. The stockholders approved the Business Combination Agreement, dated as of April 28, 2022 (as amended, the “Business Combination Agreement”), by and among the Company, Ignyte Korea, Co., Ltd., a corporation organized under the laws of the Republic of Korea, and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea, and the other transactions contemplated thereby. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,371,993	1,312,326	30	0

2.

Governance Documents Proposal: The stockholders approved the Company’s proposed second amended and restated certificate of incorporation and the Company’s proposed amended and restated bylaws, in connection with the Business Combination (as defined in the Business Combination Agreement). The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,372,019	1,312,330	0	0

3.

Nasdaq Proposal: The stockholders approved, for purposes of complying with applicable listing rules of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of more than 20% of the Company’s issued and outstanding common stock (i) pursuant to the terms of the Business Combination Agreement and (ii) in connection with the PIPE Financing (as defined in the Business Combination Agreement). The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,371,989	1,312,360	0	0

4.	Incentive Plan Proposal: The stockholders approved the Long-Term Incentive Plan (as defined in the Definitive Proxy Statement). The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,368,953	1,315,396	0	0

5.

Director Election Proposal: The stockholders approved the proposal to elect up to seven directors to serve staggered terms on the board of directors of the Company (the “Board”) until immediately following the 2023, 2024 and 2025 annual meetings of the Company’s stockholders, as applicable, and until their respective successors are duly elected and qualified. The final voting tabulation for this proposal was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non- Votes
Hoyoung Huh	4,322,475	1,312,360	49,514	0
Stephen LaMond	4,322,475	1,312,360	49,514	0
Nevan Charles Elam	4,322,475	1,312,360	49,514	0
James Neal	4,322,475	1,312,360	49,514	0
David Rosenberg	4,322,475	1,312,360	49,514	0
Brad Stevens	4,322,475	1,312,360	49,514	0

6.

Adjournment Proposal: Because there were sufficient votes to approve each of the above proposals, and it was not otherwise deemed necessary or appropriate to adjourn the Special Meeting to a later date, Proposal No. 6, a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the Special Meeting or for the approval of one or more proposals at the Special Meeting, was not considered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2022	Ignyte Acquisition Corp.

	By:	/s/ David Rosenberg
	Name:	David Rosenberg
	Title:	Co-Chief Executive Officer